UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 18, 2013)

Elephant Talk Communications Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-030061	95-4557538

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of a Director

On December 17, 2013, Elephant Talk Communications Corp. (the “Company”) notified Charles Levine and Phil Hickman that, based on the voting results the Company had received to date, their re-election to the board of directors (the “Board”) of the Company was unlikely at the upcoming annual meeting of stockholders (the “Annual Meeting”) scheduled for December 18, 2013 (the “Annual Meeting Date”). In response to that notification, Mr. Levine indicated by e-mail correspondence on that date that he intended to abide by the Company’s stockholders’ wishes and resign from the Board. On the Annual Meeting Date, Mr. Levine submitted his written resignation from the Board. On the Annual Meeting Date, Mr. Levine was the Chairman of the Compensation Committee and also served on the Audit and Finance Committee and the Nominating and Corporate Governance Committee. In his Annual Meeting Date e-mail correspondence to the Company, Mr. Levine stated his resignation is based on his differences with the management of the Company and certain minority stockholders regarding the roles and responsibilities of the independent directors on the Board. A copy of Mr. Levine’s e-mail correspondence is attached hereto as Exhibit 17.1 and 17.2, respectively.

(e) Amendment to Compensatory Plan

As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting held on the Annual Meeting Date, the Company’s stockholders approved the adoption of the amended and restated 2008 Long-Term Incentive Compensation Plan, (the “2008 Plan”). The 2008 Plan, among other things, increases the maximum number of shares of the Company’s common stock available for issuance under the 2008 plan by 23,000,000 to 46,000,000.

The terms and conditions of the 2008 Plan and information pertaining to certain participants in the 2008 Plan are described in detail in Proposal 3 of the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2013, and is available at the SEC’s website at www.sec.gov, and such descriptions are incorporated by reference herein. The full text of the 2008 Plan is included as Annex A in the Company’s proxy statement and is incorporated by reference herein.

Item 5.07   Submission of Matters to a Vote of Security Holders.

As described above, the Company held its Annual Meeting on the Annual Meeting Date. The matters voted on at the Annual Meeting were:  the election of directors, the approval of the issuance of a warrant to the Company’s Chairman and Chief Executive Officer, Steven van der Velden in connection with his participation in a financing of the Company, the approval of the amendment and restatement of the 2008 Plan and re-approval of the performance criteria thereunder, and the ratification of the appointment of BDO USA, LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The final voting results were as follows:

1.

The election of nominees Steven van der Velden, Johan Dejager, Phil Hickman and Rijkman Groenink as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall be elected:

The votes cast for this matter were as follows:

	FOR	WITHHELD	BROKER NON-VOTES

Steven van der Velden	62,711,138	1,712,717	30,046,903
Johan Dejager	62,618,934	1,804,921	30,046,903
Phil Hickman	18,524,923	45,898,932	30,046,903
Rijkman Groenink	61,519,999	2,903,856	30,046,903

Each of Steven van der Velden, Johan Dejager, and Rijkman Groenink received the affirmative vote of the majority of the shares present, as defined in the Company’s Bylaws, and were re-elected as directors of the Company. Phil Hickman did not receive the affirmative vote of the majority of the shares present, as defined in the Company’s Bylaws, and was therefore not re-elected as a director of the Company.

2.	The proposal to approve the issuance of the warrant to the Company’s Chairman and Chief Executive Officer, Steven van der Velden, in connection with his participation in a financing of the Company:

The votes cast for this matter were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
58,935,308	5,355,583	132,964	30,046,903

The issuance of the warrant to Steven van der Velden was approved.

3.	Approval of the 2008 Plan and re-approval of the performance criteria thereunder:

The votes cast for this matter were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
57,794,561	6,588,781	40,513	30,046,903

The 2008 Plan was approved and the performance criteria thereunder were re-approved.

4.	The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

The votes cast for this matter were as follows:

FOR	AGAINST	ABSTAIN
91,379,280	2,501,514	589,964

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2013 was ratified.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	The Company’s 2008 Long-Term Incentive Compensation Plan (included as Annex A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2013, and incorporated herein by reference).
17.1	Correspondence from Charles Levine dated December 17, 2013.
17.2	Correspondence from Charles Levine dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: December 20, 2013	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel